Exhibit 10.13

QUANTA SERVICES, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN

FORM OF

RESTRICTED STOCK AGREEMENT

Participant:

Address:

Number of Awarded Shares:

Date of Grant:

Vesting of Awarded Shares:		Vesting Date	Vested %
			33 1/3%
			33 1/3%
			33 1/3%

	Total		100%

Quanta Services, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant, pursuant to the provisions of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), a restricted stock award (this “Award”) of shares (the “Awarded Shares”) of its Common Shares, effective as of the “Date of Grant” as set forth above, upon and subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

1. EFFECT OF THE PLAN. The Awarded Shares granted to Participant are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Award shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

2. GRANT. This Award shall evidence Participant’s ownership of the Awarded Shares, and Participant acknowledges that he or she will not receive a stock certificate or stock in book entry form representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award. The Awarded Shares will be held in custody for Participant, in a book entry account with the Company’s transfer agent, until the Awarded Shares have vested in accordance with Section 3 of this Award. Participant agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 4 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

3. VESTING SCHEDULE; SERVICE REQUIREMENT. Except as provided otherwise in Section 4 of this Agreement, a portion of the Awarded Shares shall vest during Participant’s continued service as a member of the Board (“Board Service”) on each “Vesting Date” set forth above (each, a “Vesting Date”), in each case, as set forth on the first page of this Agreement under the heading “Vesting of Awarded Shares,” as follows:

(a) thirty-three and one-third percent (33 1/3%) of the Awarded Shares will vest on the first Vesting Date;

(b) an additional thirty-three and one-third percent (33 1/3%) of the Awarded Shares will vest on the second Vesting Date; and

(c) the remaining thirty-three and one-third percent (33 1/3%) of the Awarded Shares will vest on the third Vesting Date.

Awarded Shares that have vested pursuant to this Agreement are referred to herein as “Vested Awarded Shares” and Awarded Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.” If an installment of the vesting would result in a fractional Vested Awarded Share, such installment will be rounded to a whole Awarded Share, and the final installment will be for the balance of the Awarded Shares. Upon vesting of the Awarded Shares, the Company shall instruct its transfer agent to deliver to Participant all Vested Awarded Shares in a stock certificate or in book entry form.

4. CONDITIONS OF FORFEITURE.

(a) Subject to Section 15(g) of the Plan, upon any termination of Participant’s Board Service (the “Termination Date”) for any reason except as a result of (i) the death of Participant, (ii) Participant’s not being nominated for or elected to a new term as a member of the Board (a “Director”) or (iii) Participant’s resignation at the request and for the convenience of the Board other than for “Cause” (as defined in Section 4(b) of this Agreement) before all of the Awarded Shares become Vested Awarded Shares, all Unvested Awarded Shares as of the Termination Date shall, without further action of any kind by the Company or Participant, be forfeited. Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Participant, and the Company shall have the full right to cancel any evidence of Participant’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Participant no longer owns such forfeited Unvested Awarded Shares automatically upon such forfeiture. Following such forfeiture, Participant shall have no further rights with respect to such forfeited Unvested Awarded Shares. Participant, by his acceptance of this Award granted pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer Unvested Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Agreement regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan - Restricted Stock Agreement
(Non-Employee Director Award)	Page 2

(b) Notwithstanding anything to the contrary in this Agreement, the Unvested Awarded Shares shall become vested (i) on the death of Participant during Participant’s Board Service, (ii) on the termination of Participant’s Board Service as a result of not being nominated for or elected to a new term as a Director, or (iii) on Participant’s resignation as a Director at the request and for the convenience of the Board other than for Cause. In addition, the Unvested Awarded Shares shall become vested upon the occurrence of a Change in Control. For purposes of this Agreement, “Cause” for termination by the Board of Participant’s Board Service shall mean (i) Participant’s willful, material and irreparable breach of any agreement that governs the terms and conditions of his or her service to the Company; (ii) Participant’s breach of any fiduciary or other material duty to the Company or its stockholders; (iii) Participant’s gross negligence or gross incompetence in the performance or intentional nonperformance (continuing for ten days after receipt of written notice of such negligence) of any of Participant’s material duties and responsibilities; (iv) Participant’s dishonesty, fraud or misconduct with respect to the business or affairs of the Company or an Affiliate; (v) Participant’s conviction of a felony crime; or (vi) chronic alcohol abuse or illegal drug abuse by Participant.

5. NON-TRANSFERABILITY. Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise, except only with respect to (i) a gratuitous transfer to any Permitted Transferee in accordance with Section 15(b) of the Plan, or (ii) a transfer of title effected pursuant to Participant’s will or the laws of descent and distribution following Participant’s death. References to Participant, to the extent relevant in the context, shall include references to Permitted Transferees. The rights of any Permitted Transferee with respect to the transferred Awarded Shares are subject to all of the restrictions applicable to the Awarded Shares during the period that such shares are Unvested Awarded Shares. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.

6. DIVIDEND AND VOTING RIGHTS. Subject to the restrictions contained in this Agreement, Participant shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof. In the event of forfeiture of Unvested Awarded Shares, Participant shall have no further rights with respect to such Unvested Awarded Shares. However, the forfeiture of the Unvested Awarded Shares pursuant to Section 4 hereof shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Participant with respect to such Unvested Awarded Shares prior to forfeiture.

7. CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, the Unvested Awarded Shares shall be adjusted in accordance with the provisions of Section 12(a) of the Plan. Any and all new, substituted or additional securities to which Participant may be entitled by reason of Participant’s ownership of the Unvested Awarded Shares hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of this Agreement and included thereafter as “Unvested Awarded Shares” for purposes of this Agreement.

Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan - Restricted Stock Agreement
(Non-Employee Director Award)	Page 3

8. REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Unvested Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Unvested Awarded Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Awarded Shares shall have been so transferred.

9. TAX MATTERS. Participant acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Participant to review with Participant’s own tax advisors the federal, state, and local tax consequences of this Award. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this Award. Participant understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Participant also understands that Participant may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. PARTICIPANT ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO PARTICIPANT; AND THAT PARTICIPANT IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

10. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Participant (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. THE PLAN AND THIS AGREEMENT ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE-OF-LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF DELAWARE TO THE RIGHTS AND DUTIES OF THE PARTIES. Should any provision of the Plan or this Agreement relating to the subject matter hereof be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not

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denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.

12. DISPUTE RESOLUTION. The provisions of this Section 12 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Participant) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as both parties reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Harris County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13. NON-SOLICITATION. In consideration for the grant of this Award, Participant hereby agrees that during Participant’s Board Service and for one year thereafter, Participant shall not solicit any person who is an employee of the Company or any Affiliate for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any Affiliate.

14. CREDITING PAR VALUE. In connection with the issuance of the Awarded Shares pursuant to this Agreement and as a result of the Parties’ expectations of Participant’s performance of future services for the Company or an Affiliate, the Company will transfer from surplus to stated capital the aggregate par value of the Awarded Shares.

15. AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

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(Non-Employee Director Award)	Page 5

16. NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, and addressed as applicable, if to the Company, at its corporate headquarters address, Attention: Stock Plan Administration, and if to the Participant, at its address on file with the Company’s stock plan administration service provider.

17. ACKNOWLEDGMENTS. PARTICIPANT ACKNOWLEDGES AND AGREES THAT (A) THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S BOARD SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT, AND (B) NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S BOARD SERVICE. Participant acknowledges receipt of an electronic copy of this Agreement and the Plan and represents that he or she is familiar with the terms hereof and thereof. Participant has reviewed this Agreement and the Plan, has had an opportunity to obtain the advice of tax and legal counsel prior to accepting the Award and becoming bound by this Agreement, and understands all provisions of this Agreement and the Plan. Participant agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 12 of this Agreement.

QUANTA SERVICES, INC.

By:
James F. O’Neil, III
President and Chief Executive Officer

Participant acknowledges receipt of an electronic copy of the Plan and the Award Agreement, represents that he or she has reviewed and is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions of the Plan and the Award Agreement, agreeing to be bound thereby.

ACCEPTED:

Dated:	Signed:
[Participant Name]

Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan - Restricted Stock Agreement
(Non-Employee Director Award)	Page 6

Participant acknowledges receipt of an electronic copy of the Plan and the Award Agreement, represents that he or she has reviewed and is familiar with the terms and provisions thereof, and hereby rejects the Award.

REJECTED:

Dated:	Signed:
[Participant Name]

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(Non-Employee Director Award)	Page 7